Herman Miller, Inc. Supplemental Financial Data Three Months Ended 8/31/13  ($ in millions except per share data) Earnings Release Data Supplement Herman Miller, Inc. (together with its consolidated subsidiaries, the "company", "we", "our" or "us") provides this supplement to assist investors in evaluating the company's financial and operating results and metrics. We suggest that the narratives to each of the tables included in this supplement be read in conjunction with the financial tables. The financial information included in this supplement contains certain non- GAAP financial measures, as explained in more detail in Section II below. The company intends to update this supplement on a quarterly basis. Page 1 of 7

Herman Miller, Inc. Supplemental Financial Data
Three Months Ended 8/31/13
($ in millions except per share data)

I. Operating Segment Information

The table below summarizes select financial information, for the periods indicated, related to each of the company's reportable operating segments. The North American Furniture Solutions segment includes the operations associated with the design, manufacture, and sale of furniture products for work-related settings, including office, education, and healthcare environments, throughout the United States and Canada. The business associated with the company's owned contract furniture dealers is also included in the North American Furniture Solutions segment. The non-North American Furniture Solutions segment includes the operations associated with the design, manufacture, and sale of furniture products, primarily for work-related settings, for Mexico and outside of North America. The Specialty and Consumer segment includes the operations associated with the design, manufacture, and sale of high-end furniture products including Geiger wood products, a collection of classic products, textiles, and our North American consumer retail business. The Corporate category consists primarily of startup business and unallocated corporate expenses including, if applicable to the periods shown, restructuring and impairment costs.

	Three Months Ended	
	8/31/13	9/1/12
Net Sales		
North American Furniture Solutions	$318.2	$320.3
Non North American Furniture Solutions	81.6	94.6
Specialty & Consumer	68.3	34.8
Corporate	-	-
Total	**$468.1**	**$449.7**
% Change in Net Sales		
North American Furniture Solutions	-0.7%	
Non North American Furniture Solutions	-13.7%	
Specialty & Consumer	96.3%	
Corporate		
Total	**4.1%**	
Operating Earnings (Loss)		
North American Furniture Solutions	$34.0	$26.9
Non North American Furniture Solutions	(0.1)	5.5
Specialty & Consumer	5.2	2.4
Corporate	-	(0.5)
Total	**$39.1**	**$34.3**
Operating Earnings (Loss) % Net Sales		
North American Furniture Solutions	10.7%	8.4%
Non North American Furniture Solutions	-0.1%	5.8%
Specialty & Consumer	7.6%	6.9%
Corporate		
Total	**8.4%**	**7.6%**

Page 2 of 7

Herman Miller, Inc. Supplemental Financial Data Three Months Ended 8/31/13  ($ in millions except per share data) II. Non‐GAAP Financial Measures A.  Reconciliation of Earnings per Share to Adjusted Earnings per Share 8/31/13 9/1/12 Earnings per Share ‐ Diluted $0.38 $0.34 Add: Restructuring / Impairment expense ‐               0.01             Add: Inventory Step‐Up Expenses 0.02             ‐               Add: Legacy Pension Expenses (1) 0.03             0.02             Adjusted Earnings per Share – Diluted $0.43 $0.37 B.  Reconciliation of Operating Earnings to Adjusted Operating Earnings 8/31/13 9/1/12 Operating Earnings $39.1 $34.3 Add: Restructuring / Impairment expense ‐               0.5               Add: Inventory Step‐Up Expenses 1.4               ‐               Add: Legacy Pension Expenses (1) 3.1               1.7               Adjusted Operating Earnings $43.6 $36.5 (1) At the end of fiscal 2012, the company modified the asset allocations strategy of its U.S. defined benefit pension plans. This change was made in response to the decision to close and ultimately terminate  these plans. Legacy Pension Expenses are included as an adjustment to Operating Earnings only in periods subsequent to this change in allocation. This presentation contains certain non‐GAAP financial measures; including Adjusted Earnings per Share, Adjusted Operating Earnings, and Organic Growth (Decline).  Adjusted Earnings per Share and Adjusted  Operating Earnings are calculated by excluding from Earnings per Share and Operating Earnings items that we believe are not indicative of our ongoing operating performance. For the periods covered by this  release, such items consist of expenses associated with restructuring actions taken to adjust our cost structure to the current business climate, transition‐related expenses, including amortization and  settlement expenses, relating to defined benefit pension plans that we intend to terminate, and expenses associated with the step‐up valuation of Maharam inventories under purchase accounting. We present  Adjusted Earnings per Share and Adjusted Operating Earnings because we consider them to be important supplemental measures of our performance and believe them to be useful in analyzing ongoing results  from operations.  Organic Growth (Decline) represents the change in revenue and orders, excluding currency translation effects and the impacts of acquisitions and divestitures. Adjusted Earnings per Share, Adjusted Operating Earnings, and Organic Growth (Decline) are not measurements of our financial performance under GAAP and should not be considered an alternative to the  related GAAP measurement.   These non‐GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In  addition, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of non‐GAAP measures should not be construed as an indication that  our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence of our GAAP results. Three Months Ended Three Months Ended Page 3 of 7

Herman Miller, Inc. Supplemental Financial Data

Three Months Ended 8/31/13

($ in millions except per share data)

C. Reconciliation of Operating Earnings to Adjusted Operating Earnings by Segment - QTD [2]

	Three Months Ended 8/31/13					Three Months Ended 9/1/12				
	NA	Non NA	S&C	Corp	Total	NA	Non NA	S&C	Corp	Total
Operating Earnings	$34.0	($0.1)	$5.2	$0.0	$39.1	$26.9	$5.5	$2.4	($0.5)	$34.3
% Net Sales	10.7%	-0.1%	7.6%	n/a	8.4%	8.4%	5.8%	6.9%	n/a	7.6%
Add: Restructuring / Impairment expense	-	-	-	-	-	0.5	-	-	-	0.5
Add: Inventory Step-Up Expenses	-	-	1.4	-	1.4	-	-	-	-	-
Add: Legacy Pension Expenses [1]	2.7	-	0.4	-	3.1	1.7	-	-	-	1.7
Adjusted Operating Earnings	**$36.7**	**($0.1)**	**$7.0**	**$0.0**	**$43.6**	**$29.1**	**$5.5**	**$2.4**	**($0.5)**	**$36.5**
% Net Sales	11.5%	-0.1%	10.2%	n/a	9.3%	9.1%	5.8%	6.9%	n/a	8.1%

[1] At the end of fiscal 2012, the company modified the asset allocations strategy of its U.S. defined benefit pension plans. This change was made in response to the decision to close and ultimately terminate these plans. Legacy Pension Expenses are included as an adjustment to Operating Earnings only in periods subsequent to this change in allocation.

[2] NA = North American Furniture Solutions, Non NA = Non North American Furniture Solutions, S&C = Specialty & Consumer, Corp = Corporate

Page 4 of 7

Herman Miller, Inc. Supplemental Financial Data

Three Months Ended 8/31/13

($ in millions except per share data)

D. Organic Growth (Decline) by Segment - QTD [2]

	Three Months Ended 8/31/13					Three Months Ended 9/1/12				
	NA	Non NA	S&C	Corp	Total	NA	Non NA	S&C	Corp	Total
Net Sales, as reported	$318.2	$81.6	$68.3	-	$468.1	$320.3	$94.6	$34.8	-	$449.7
% change from PY	-0.7%	-13.7%	96.3%		4.1%					
Proforma Adjustments										
Dealer Divestitures	-	-	-	-	-	(9.9)	-	-	-	(9.9)
Currency translation effects [3]	0.5	1.4	-	-	1.9	-	-	-	-	-
Acquisition	-	-	(27.3)	-	(27.3)	-	-	-	-	-
Net sales, proforma	**$318.7**	**$83.0**	**$41.0**	**-**	**$442.7**	**$310.4**	**$94.6**	**$34.8**	**-**	**$439.8**
% change from PY	**2.7%**	**-12.3%**	**17.8%**		**0.7%**					

	Three Months Ended 8/31/13					Three Months Ended 9/1/12				
	NA	Non NA	S&C	Corp	Total	NA	Non NA	S&C	Corp	Total
Orders, as reported	$298.7	$99.2	$73.3	-	$471.2	$307.3	$98.9	$45.8	-	$452.0
% change from PY	-2.8%	0.3%	60.0%		4.2%					
Proforma Adjustments										
Dealer Divestitures	-	-	-	-	-	(9.9)	-	-	-	(9.9)
Currency translation effects [3]	0.4	2.4	-	-	2.8	-	-	-	-	-
Acquisition	-	-	(26.7)	-	(26.7)	-	-	-	-	-
Orders, proforma	**$299.1**	**$101.6**	**$46.6**	**-**	**$447.3**	**$297.4**	**$98.9**	**$45.8**	**-**	**$442.1**
% change from PY	**0.6%**	**2.7%**	**1.7%**		**1.2%**					

[2] NA = North American Furniture Solutions, Non NA = Non North American Furniture Solutions, S&C = Specialty & Consumer, Corp = Corporate

[3] Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period

Page 5 of 7

Herman Miller, Inc. Supplemental Financial Data Three Months Ended 8/31/13  ($ in millions except per share data) E. Sales and Earnings Guidance ‐ Upcoming Quarter Net Sales $460 million to $475 million Legacy Pension Expenses approximately $170 million, before tax Adjusted Gross Margin % 35% to 37%, excluding the impact of legacy pension expenses Adjusted Operating Expenses $127 million to $131 million, excluding the impact of legacy pension expenses Effective Tax Rate approximately 34% excluding the tax impact of legacy pension expenses; 36% to 38% on a GAAP basis Low High Earnings Per Share ‐ Diluted ($1.43) ($1.39) Add: Legacy Pension Expenses 1.81              1.81               Adjusted Earnings Per Share ‐ Diluted $0.38 $0.42 Q2 Fiscal 2014 Company Guidance The following provides a reconciliation of Earnings per Share guidance provided by Herman Miller for the quarterly period indicated. The table reconciles the expected range of Earnings per Share to Adjusted  Earnings per Share. Earnings Guidance Q2 Fiscal 2014 Page 6 of 7

Herman Miller, Inc. Supplemental Financial Data Three Months Ended 8/31/13  ($ in millions except per share data) Forward Looking Statements This document and the related earnings press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates, and projections about the office furniture industry, the economy, and the company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward- looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. These risks include, without limitation, employment and general economic conditions, the pace of economic recovery in the U.S. and international markets, the level of anticipated pension amortization and settlement expenses, the pace and level of government procurement, the impact of the Affordable Care Act on healthcare markets, the increase in white-collar employment, the willingness of customers to undertake capital expenditures, the types of products purchased by customers, competitive-pricing pressures, the availability and pricing of raw materials, our reliance on a limited number of suppliers, currency fluctuations, the ability to increase prices to absorb the additional costs of raw materials, the financial strength of our dealers and customers, the mix of our products purchased by customers, our ability to attract and retain key executives and other qualified employees, our ability to continue to make product innovations, the success of newly introduced products, our ability to serve all of our markets, possible acquisitions, divestitures or alliances, the outcome of pending litigation or governmental audits or investigations, political risk in the markets we serve, and other risks identified in our filings with the Securities and Exchange Commission. Therefore, actual results and outcomes may materially differ from what we express or forecast. Furthermore, Herman Miller, Inc. undertakes no obligation to update, amend or clarify forward-looking statements. Page 7 of 7